UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 14, 2018

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 14, 2018, Stein Mart, Inc. (the “Company”) and Stein Mart Buying Corp. (together with the Company, the “Borrowers”), and Stein Mart Holding Corp. (along with certain other subsidiaries of the Borrowers from time to time party thereto, collectively the “Guarantor”), entered into a Term Loan Credit Agreement with Gordon Brothers Finance Company, as agent (in such capacity, the “Term Loan Agent”), and Gordon Brothers Finance Company LLC, as lender (the “Term Loan Agreement”). On the same date, the Company, as lead borrower, Stein Mart Buying Corp. (together with the Company, the “Revolving Credit Facility Borrowers”), as borrowers, Stein Mart Holding Corp., as guarantor (along with certain other subsidiaries of the Borrowers from time to time party thereto, collectively, the “Revolving Credit Facility Guarantors”), and Wells Fargo Bank, National Association, as administrative agent, entered into Amendment No. 2 to the Second Amended and Restated Credit Agreement, dated as of March 14, 2018 (“Amendment No. 2”).

The Term Loan Agreement provides for a term loan in the amount of $50,000,000 and replaces the existing $25,000,000 Tranche A-1 Revolving Loans (as defined below) under the Revolving Credit Facility (as defined below). After utilizing proceeds from the Term Loan Agreement for repayment of amounts outstanding under the existing Tranche A-1 Revolving Loans, the Company anticipates entry into the Term Loan Agreement will result in an increase in availability of up to $25 million under the Revolving Credit Facility.

Term Loan Agreement

As set forth above, the Term Loan Agreement provides for a $50 million term loan (the “Term Loan”), which amount the Borrowers have borrowed in accordance with and subject to the terms and conditions of the Term Loan Agreement. The net proceeds of the Term Loan will be used to pay off the Tranche A-1 Revolving Loans and to pay down the Revolving Credit Facility.

The Term Loan will mature on the earlier of (1) the termination date specified in the Company’s Second Amended and Restated Credit Agreement, dated as of February 3, 2015, among the Company, the Borrowers, the lenders thereto and Wells Fargo Bank, National Association, as agent, evidencing a revolving credit facility (the “Revolving Credit Facility”), as such date may be extended with the consent of the Term Loan Agent or in accordance with the Intercreditor Agreement (defined below), and (2) March 14, 2020.

The Term Loan Agreement contains customary representations and warranties, affirmative and negative covenants (including the retention of the existing minimum 1.0 to 1.0 consolidated fixed charge coverage ratio under the Revolving Credit Facility, which applies only to limit borrowing availability if not met during periods where Revolving Excess Availability (as defined in the Term Loan Agreement) is less than the greater of $20 million or 10% of total availability for four consecutive business days), and events of default for a facility of this type. The Term Loan is secured by a second lien security interest (subordinate only to the liens securing the Revolving Credit Facility) on all assets securing the Revolving Credit Facility (which consist of substantially all of the personal property of the Borrowers and the Guarantors), except furniture, fixtures and equipment and intellectual property, upon which the Term Loan lenders will have a first lien security interest. If at any time prior to the first anniversary date of the Term Loan, the Revolving Excess Availability is less than $20,000,000, if requested by the Term Loan Agent, the Term Loan will also be secured by a first lien on leasehold interests in real property with an aggregate value of not less than $10,000,000, and the Revolving Credit Facility will be secured by a second lien on such leasehold interests.

The Term Loan is subject to certain mandatory prepayments if an Event of Default (as defined in the Term Loan Agreement) exists. If no such Event of Default exists, proceeds of Term Loan priority collateral are to be applied to the Revolving Credit Facility.

The non-default interest rate applicable to the Term Loan under the Term Loan Agreement is a fluctuating rate of interest equal to three-month LIBOR (with a floor of 1.5%) plus 8.5% per annum.

Amendment to Revolving Credit Facility

Amendment No. 2 provides for, among other things, the following: (1) the Tranche A-1 Revolving Loans (as defined in Amendment No. 2) shall have been repaid in full with the proceeds of the Term Loan; (2) the Tranche A-1 Borrowing Base and the Tranche A-1 Revolving Loan Commitment shall be reduced to $0; (3) the entry into the Intercreditor Agreement; and (4) certain other modifications and updates to coordinate the Revolving Credit Facility with the Term Loan.

The Term Loan Agent and Wells Fargo, National Association, as administrative agent of the Revolving Credit Facility, have entered into that certain Intercreditor Agreement dated as of March 14, 2018 (the “Intercreditor Agreement”), acknowledged by the Borrowers and Guarantors under the Term Loan and the Revolving Credit Facility, whereby they have agreed to certain matters with respect to the Term Loan and the Revolving Credit Facility.

In the ordinary course of their respective businesses, certain of the lenders and the other parties to the Revolving Credit Facility and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company and its affiliates for which they have in the past and may in the future receive customary compensation and expense reimbursement.

The preceding summaries of the material terms of the Term Loan Agreement, Amendment No. 2 and the Intercreditor Agreement are qualified in their entirety by the full text of such agreements, which are filed herewith as Exhibit 10.1, 10.2 and 10.3, respectively. In the event of any discrepancy between the preceding summaries and the text of the Term Loan Agreement, Amendment No. 2 or the Intercreditor Agreement, the text of the applicable Agreement shall control.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 14, 2018 the Company issued a press release announcing its financial results for the fourth quarter ended February 3, 2018. The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

The Stein Mart press release announcing results for the quarter ended February 3, 2018 is attached as exhibit 99.1.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On March 13, 2018, the Company received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“NASDAQ”) indicating that, the closing bid price of the Company’s common stock for the last 30 consecutive business days did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1). The letter also indicated that the Company will be provided with a compliance period of 180 calendar days, or until September 30, 2018, in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A). The letter further provided that if, at any time during the 180-day period, the closing bid price of the Company’s common stock is at least $1.00 for a minimum of ten consecutive business days, NASDAQ will provide the Company with written confirmation that it has achieved compliance with the minimum bid price requirement. If the Company does not regain compliance by September 30, 2018, an additional 180 days may be granted to regain compliance if the Company (i) meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market (except for the bid price requirement) and (ii) provides written notice of its intention to cure the deficiency during the second 180-day compliance period.

The Company intends to actively monitor its closing bid price for its common stock between now and September 3, 2018 and intends to take any reasonable actions to resolve the Company’s noncompliance with the minimum bid price requirement as may be necessary. No determination regarding the Company’s response has been made at this time. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other NASDAQ listing criteria.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Term Loan Agreement

10.2	Amendment No. 2 to Second Amended and Restated Credit Agreement & Exhibit A to Amendment No. 2 to Second Amended and Restated Credit Agreement

10.3	Intercreditor Agreement

99.1	Press Release Announcing Results dated March 14, 2018.

99.2	Press Release Announcing Term Loan dated March 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: March 14, 2018	By: /s/ Gregory W. Kleffner
Gregory W. Kleffner
Executive Vice President and Chief Financial Officer